Exhibit 99.1

ATSG Reports Improved Second Quarter Earnings

DHL Submits Notice of Non Renewal of ACMI Agreement in August 2010, Seeks New Arrangements

WILMINGTON, Ohio, August 10, 2009 — Air Transport Services Group, Inc. (NASDAQ:ATSG), a diversified family of air cargo related businesses, today reported a sharp increase in net income for its second quarter ended June 30, 2009.

ATSG earned $8.1 million, or 13 cents per common share, for the quarter ended June 30, 2009, compared with a net loss of $526,000, or one cent per common share, in the second quarter of 2008. The year-earlier net loss stemmed in part from the recognition of certain corporate and general overhead costs following an arbitration ruling. On a pre-tax basis, ATSG earned $11.9 million in the second quarter this year, of which the DHL segment provided $5.7 million, and aircraft leasing provided $5.8 million.

ATSG’s revenues were $235.1 million for the second quarter of 2009, compared with $394.9 million in the second quarter of 2008. The decrease of $159.8 million, or 40 percent, reflected a reduction in reimbursements for fuel expenses, and a reduced level of services performed for DHL, ATSG’s largest customer, which reduced the scope of its U.S. operations in January 2009.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) increased 29 percent to $40.1 million from $31.0 million in the second quarter a year ago. EBITDA is a non-GAAP measure of financial performance that management believes better reflects the cash-generating performance of asset-intensive, financially leveraged businesses such as ATSG. See the Reconciliation of EBITDA to GAAP Net Earnings table at the end of this release.

Joe Hete, President and CEO of ATSG, said, “Our results in the second quarter were very good overall, with continued strong cash generation as measured by our improved net income and EBITDA . Our efforts to diversify our business and expand our capabilities, while continuing to work with DHL to facilitate their restructuring and support their revised U.S. strategy have enabled us to maintain strong cash flows and returns on capital, even in the midst of a global recession.”

In 2008, ATSG’s second-quarter results were reduced by $4.7 million in non-recurring items related to an arbitration ruling, including $2.5 million in certain non-recurring corporate expenses, and $2.2 million in revenues for reimbursement of arbitration-related legal expenses that ATSG did not to recognize in that quarter.

For the first six months of 2009, ATSG’s revenues decreased 34 percent to $515.7 million from $776.9 million, and net income increased to $19.2 million, or 31 cents per share, from $3.3 million, or five cents per share. Net earnings for the second quarter and first half of each year included deferred (non-cash) income tax expense, reflecting tax-loss carryforwards from earlier periods.

DHL Segment

In the second quarter of 2009, ABX Air’s principal commercial agreements with DHL included agreements covering Aircraft, Crew, Maintenance and Insurance (ACMI) services, and a Hub Services agreement, which expires on August 15, 2009, for sorting and other ground-related services. The revenue formulas in those

ATSG Second Quarter 2009 Results	Page 2

agreements were amended, starting in the fourth quarter of 2008, to provide quarterly markup payments to ABX Air through the second quarter of 2009 for fixed dollar amounts, rather than as a percentage of costs incurred. The negotiated fixed amounts more appropriately compensate ABX Air for the aircraft assets and level of services required to support DHL’s restructured domestic operations. Second quarter 2008 markups from DHL also did not include amounts to reflect ABX Air’s performance against annual cost and service goals, which are now reflected in the fixed quarterly markup amounts provided under the amendments.

DHL-segment revenues and earnings also include contributions from a Severance and Retention Agreement with DHL completed in August 2008. ABX Air, and certain of ATSG’s other subsidiaries, each have additional revenue-generating agreements with DHL, the results from which are reported in the ACMI Services segment.

DHL segment revenues of $138.9 million were down 50 percent from the same quarter last year. Pre-tax earnings from its DHL ACMI and Hub Services agreements, along with the severance and retention agreement, increased to $5.7 million in the second quarter of 2009, from $1.1 million during the second quarter of 2008. Pre-tax earnings from ABX Air’s principal ACMI operations with DHL increased to $3.7 million from $0.9 million. Pre-tax earnings from Hub Services operations increased to $2.0 million from $0.2 million.

Second-quarter 2009 DHL segment revenues and earnings do not include $4.8 million in anticipated reimbursements from DHL of earned but accrued vacation benefits ABX Air has paid to its former employees terminated as a result of DHL’s restructuring. Although DHL reimbursed ABX Air for $3.2 million of accrued vacation benefits paid to terminated employees in the fourth quarter 2008, DHL recently indicated that it believes it may not be obligated to do so.

Similarly, DHL has not yet reimbursed ABX Air for $7.1 million in accrued vacation benefits ABX Air paid in the first quarter of 2009, although the revenue and income was included in ATSG’s first-quarter results. ABX Air believes that it can successfully demonstrate the appropriateness of its claims for these reimbursements, but it has deferred recognition of second-quarter amounts pending resolution of the matter with DHL.

ACMI, Leasing, and Other Activities

Earnings from ACMI Services, aircraft leasing and all other activities before interest and taxes was $8.5 million, compared to only $1.6 million a year ago. Revenues for the second quarter of 2009, excluding fuel and other reimbursable expenses, were up 5% compared to the second quarter of last year.

“The economic climate continues to pressure the transportation industry in general, and air transport in particular,” Hete said. “But our December 2007 acquisition of Cargo Holdings International continues to bring benefits, as our CAM aircraft leasing unit is delivering strong results, and the other cargo airlines we acquired are fully meeting our EBITDA expectations. We continue to pursue opportunities to seek new customers and additional business with existing customers for our leasing, air charter, contract sorting, aircraft maintenance, and aircraft logistics businesses. We are confident that as the economy improves, we will be among the first to benefit, as our aircraft and strong service record compare favorably with assets and services from other providers.”

ACMI Services Segment

The ACMI Services segment includes results of Air Transport International (ATI), Capital Cargo International Airlines (CCIA) and ABX Air’s services provided outside its two principal commercial agreements with DHL. Revenues for that segment were slightly below year-earlier levels at $67.9 million, excluding reimbursable expenses (principally fuel costs) in each period.

The ACMI segment reported a second-quarter pre-tax profit of $0.6 million, compared with a loss of $0.8 million in the second quarter of 2008. Principal factors contributing to the difference were increased flying for

ATSG Second Quarter 2009 Results	Page 3

the U.S. military versus a year ago, and higher 2008 costs for certification and preparation of Boeing 767s and 757s added to the fleets of ATI and CCIA last year. Higher flight crew costs, and expenses for additional heavy maintenance on ABX Air’s Boeing 767 aircraft were also contributing factors. Lower than anticipated volumes on certain transatlantic charter operations that began in the first quarter of 2009 negatively impacted earnings.

CAM Segment

Second-quarter results from Cargo Aircraft Management Inc. (CAM), ATSG’s aircraft leasing segment, included revenues of $14.7 million versus $11.6 million a year ago, and a 21 percent increase in segment earnings of $5.8 million, versus $4.8 million during the second quarter a year ago. CAM’s fleet totals 39 aircraft under lease, of which 35 are leased to ATSG airline affiliates. CAM’s earnings reflect the margin between fair-market lease rates charged to its affiliated airline companies and aircraft carrying costs, including an allocation of interest expense based on prevailing rates and the value of aircraft assets.

Other Activities

Other Activities revenues increased 38 percent to $13.0 million from $9.4 million in the second quarter of 2008, driven by growth in aircraft maintenance services. Second-quarter margins for these businesses were higher overall than a year ago, primarily because of the effect of certain non-reimbursed corporate expenses that affected last year’s results.

ATSG restructured the ABX Air aircraft maintenance operations in May 2009 to improve its efficiency and customer focus in providing airframe, aircraft component, engineering and technical services for existing and new external customers. Operating as Airborne Maintenance and Engineering Services (AMES), this business is now generating significant cost savings and represents an attractive complementary service offering to ATSG’s leased aircraft customers.

Termination of ACMI Agreement

On August 7, 2009, DHL notified ABX Air that it will not renew the existing ACMI agreement when its initial term expires on August 15, 2010. The agreement governs the majority of the airlift services ABX Air provides to DHL in support of DHL’s U.S. air network.

In its notification letter, and in ongoing discussions, DHL has expressed its continued interest in contracting with ABX Air for services similar to those provided under the current ACMI agreement, but on a new, more competitive basis after that agreement expires in 2010. In its notification letter, DHL said that “DHL remains committed to discussions with ABX regarding acceptable commercial terms for the potential provision by ABX of future air lift services to DHL after August 15, 2010, though not on a cost-plus basis.”

Hete said that ATSG agrees with DHL that the going-forward relationship should be structured on a different basis than the cost-plus arrangement adopted in 2003. “We hope to remain the principal provider for DHL’s U.S. air network, as well as airlift and support services for DHL around the globe, for many years to come,” he said. “We also recognize, however, that if ABX Air is to continue flying for DHL under any new agreements, it will require a restructured collective bargaining agreement with ABX Air’s pilot group. We are in active discussions with the ABX pilots toward that end, and look forward to signing a contract with them as quickly as possible that will preserve jobs, while providing a foundation for a more competitive cost structure for DHL in the U.S.”

ABX Air operates a significant number of Boeing 767 aircraft in the United States in support of DHL’s international delivery services under the principal ACMI agreement, including four Boeing 767 standard freighters. ABX Air also is providing DHL with five Boeing 767 standard freighters under supplemental, short-term, ACMI arrangements.

ATSG Second Quarter 2009 Results	Page 4

In June 2009, ABX and DHL entered into a lease option agreement for four ABX Boeing 767 aircraft under lease terms that commence on August 15, 2010 and continue through 2015. ABX and DHL are also discussing long-term leases for eight to ten of ABX’s Boeing 767 aircraft as they are converted to standard freighter configuration.

In September 2008, ATSG entered into an agreement to modify up to 14 of ABX Air’s Boeing 767 aircraft into standard freighter configuration as they are removed from service by DHL. One of those aircraft has completed modification and entered revenue service during the third quarter. A second modified 767 is also expected to be completed in the third quarter, and a third by the end of the year. The remainder are expected to complete modification by early 2012, when ATSG expects to have 35 Boeing 767 freighter aircraft.

Interest in efficient, reliable widebody 767 freighters remains strong. As they become available, ATSG will decide whether to deploy them into airline operations or into leasing arrangements, depending on which alternative will generate the higher return on capital.

Conference Call

ATSG will host a conference call to review its financial results for the second quarter of 2009 on August 11, 2009, at 10:00 AM Eastern Time. On the day of the conference call, participants should dial 888-713-4214 and international participants should dial 617-213-4866 ten minutes before the scheduled start of the call and ask for conference pass code 80740779. The call will also be webcast live (listen-only mode) via either www.atsginc.com or www.earnings.com for individual investors and www.streetevents.com for institutional investors. A replay of the conference call will be available beginning two hours after the conclusion of the call. It will be available by phone through Tuesday, August 18, 2009, at 888-286-8010 (for international callers 617-801-6888); use pass code 90847626. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days.

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides air cargo lift, aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Cargo International Airlines, Inc., Cargo Aircraft Management, Inc., and LGSTX Services, Inc. For more information, please see www.atsginc.com.

Contact:

Air Transport Services Group, Inc.

Quint Turner, 937-382-5591

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, the timing for and extent to which ABX Air is reimbursed for expenditures made under its Severance and Retention Agreement with DHL and for costs associated with the termination of services under its commercial agreements with DHL, ABX Air’s ability to sufficiently reduce its costs, including its flight crewmember costs, in order to compete for new business and generate reasonable returns, the timely conversion and deployment of Boeing 767 aircraft, the consummation of a definitive agreement for the provision by ABX Air of future services to DHL beginning upon the termination of the ACMI Service Agreement, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

ATSG Second Quarter 2009 Results	Page 5

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share data)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
REVENUES	$235,107	$394,860	$515,659	$776,916

OPERATING EXPENSES
Salaries, wages and benefits	119,592	149,011	257,048	307,768
Fuel	35,615	151,280	75,264	271,172
Depreciation and amortization	21,153	22,928	42,876	44,170
Maintenance, materials and repairs	15,487	27,964	35,697	54,108
Landing and ramp	5,558	7,534	17,407	21,571
Travel	4,649	8,111	10,519	16,064
Rent	2,625	3,430	6,211	6,876
Insurance	3,011	2,748	6,050	5,524
Other operating expenses	8,507	13,803	20,443	26,032

	216,197	386,809	471,515	753,285

INTEREST EXPENSE	(7,166)	(8,697)	(14,812)	(19,072)
INTEREST INCOME	129	517	307	1,519

INCOME (LOSS) BEFORE INCOME TAXES	11,873	(129)	29,639	6,078
INCOME TAXES	(3,766)	(397)	(10,435)	(2,817)

NET EARNINGS (LOSS)	$8,107	$(526)	$19,204	$3,261

EARNINGS (LOSS) PER SHARE
Basic	$0.13	$(0.01)	$0.31	$0.05

Diluted	$0.13	$(0.01)	$0.31	$0.05

WEIGHTED AVERAGE SHARES
Basic	62,685	62,460	62,662	62,438

Diluted	63,011	62,460	62,906	62,667

ATSG Second Quarter 2009 Results	Page 6

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2009	December 31, 2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$112,064	$116,114
Marketable securities - available-for-sale	—	26
Accounts receivable, net of allowance of $506 in 2009 $469 in 2008	18,690	24,495
Due from DHL	58,639	63,362
Inventory	7,611	11,259
Prepaid supplies and other	8,122	11,151
Deferred income taxes	20,171	20,172
Aircraft and engines held for sale	32,901	2,353

TOTAL CURRENT ASSETS	258,198	248,932

Property and equipment, net	627,768	671,552
Other assets	23,265	25,281
Deferred income taxes	14,973	54,807
Intangibles	10,557	11,000
Goodwill	89,777	89,777

TOTAL ASSETS	$1,024,538	$1,101,349

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,625	$36,618
Accrued salaries, wages and benefits	40,259	63,500
Accrued severance and retention	45,301	67,846
Accrued expenses	15,161	13,772
Current portion of debt obligations	62,774	61,858
Unearned revenue	9,232	14,813

TOTAL CURRENT LIABILITIES	203,352	258,407
Long-term obligations	380,225	450,628
Post-retirement liabilities	269,886	294,881
Other liabilities	17,163	17,041

Commitments and contingencies (Note H)

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,493,234 and 63,247,312 shares issued and outstanding in 2009 and 2008, respectively	635	632
Additional paid-in capital	490,349	460,155
Accumulated deficit	(226,330)	(245,534)
Accumulated other comprehensive loss	(110,742)	(134,861)

TOTAL STOCKHOLDERS’ EQUITY	153,912	80,392

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,024,538	$1,101,349

ATSG Second Quarter 2009 Results	Page 7

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

PRE-TAX EARNINGS SUMMARY

(In thousands)

	Three Months Ended June 30		Six Months Ended June 30
	2009	2008	2009	2008
Revenues:
DHL
ACMI
Reimbursed Expenses	$78,289	$209,535	$176,499	$408,114
Mark-ups	3,616	2,486	7,232	5,012
Reimbursable wind-down payments	19,992	—	39,204	—

Total ACMI	101,897	212,021	222,935	413,126
Hub Services
Reimbursed Expenses	23,725	69,422	61,975	147,753
Mark-ups	1,994	1,097	3,989	2,478
Reimbursable wind-down payments	11,285	—	32,876	—

Total Hub Services	37,004	70,519	98,840	150,231
Reimbursement reserve	—	(2,205)	—	(2,205)

Total DHL	138,901	280,335	321,775	561,152
ACMI Services
Charter and ACMI	67,888	68,142	137,809	131,257
Other Reimbursable	16,746	38,569	32,859	68,747

Total ACMI Services	84,634	106,711	170,668	200,004
CAM	14,652	11,621	27,669	21,713
Other Activities	12,996	9,404	23,998	17,953

Total Revenues	251,183	408,071	544,110	800,822
Eliminate internal revenues	(16,076)	(13,211)	(28,451)	(23,906)

Customer Revenues	$235,107	$394,860	$515,659	$776,916

Pre-tax Earnings:
DHL
ACMI	$3,741	$864	$11,847	$3,395
Hub Services	2,000	221	6,575	1,651

Total DHL	5,741	1,085	18,422	5,046
ACMI Services	558	(773)	2,428	316
CAM	5,831	4,847	10,581	9,166
Other Activities	2,093	(2,452)	2,799	(2,022)
Net non-reimbursed interest income (expense)	(2,350)	(2,836)	(4,591)	(6,428)

Total Pre-tax Earnings	$11,873	$(129)	$29,639	$6,078

Note: Prior to 2008, all ABX Air overhead expenses were reimbursed by DHL. Beginning in 2008, a portion of overhead expenses are reflected in Other Activities above and not reimbursed by DHL. The provisions of the commercial agreements with DHL did not require an allocation of overhead until such time as ABX derived more than 10 percent of its total revenue from ABX’s non-DHL business activities.

ATSG Second Quarter 2009 Results	Page 8

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Net Earnings to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP NET EARNINGS (LOSS)	$8,107	$(526)	$19,204	$3,261
Income Tax Expense	3,776	397	10,435	2,817
Interest Income	(129)	(517)	(307)	(1,519)
Interest Expense	7,166	8,697	14,812	19,072
Depreciation and Amortization	21,153	22,928	42,876	44,170

EARNINGS BEFORE INTEREST, TAXES DEPRECIATION AND AMORTIZATION	$40,073	$30,979	$87,020	$67,801

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income (loss) or any other performance measure derived in accordance with GAAP. EBITDA is defined as income (loss) from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.